Exhibit 23.2

                              Accountants' Consent
                              --------------------


The Board of Directors
CarrAmerica Realty Corporation:


                  We consent to the incorporation by reference in the registration statement of CarrAmerica Realty Corporation (the "Company") on Form S-8, relating to the registration of 120,000 additional shares of common stock of the Company pursuant to the CarrAmerica Realty Corporation 1995 Non-Employee Director Stock Option Plan, as amended, of our reports dated February 6, 1999, relating to the consolidated balance sheets of CarrAmerica Realty Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 and the related schedule, which reports appear in the December 31, 1998 annual report on Form 10-K of CarrAmerica Realty Corporation.


                                                     /s/  KPMG LLP

Washington, D.C.
October 6, 1999